Exhibit 7

JOINT FILING AGREEMENT

Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Units of Southcross Energy Partners LP has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, (iii) the provisions of Rule 13d-I(k)(1) under the Securities Exchange Act of 1934 to apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Date: August 14, 2014

BBTS BORROWER LP, a Delaware limited partnership

By:	/s/ Brian Blakeman
Brian Blakeman, Attorney-In-Fact for BBTS Borrower LP

BBTS BORROWER GP LLC, a Delaware limited liability company

By:	/s/ Brian Blakeman
Brian Blakeman, Attorney-In-Fact for BBTS Borrower GP LLC

BBTS GUARANTOR LP, a Delaware limited partnership

By:	/s/ Brian Blakeman
Brian Blakeman, Attorney-In-Fact for BBTS Guarantor LP

BBTS GUARANTOR GP LLC, a Delaware limited liability company

By:	/s/ Brian Blakeman
Brian Blakeman, Attorney-In-Fact for BBTS Guarantor GP LLC

BLACKBRUSH TEXSTAR LP, a Delaware limited partnership

By:	/s/ Brian Blakeman
Brian Blakeman, Attorney-In-Fact for BlackBrush TexStar LP

BLACKBRUSH TEXSTAR GP LLC, a Delaware limited liability company

By:	/s/ Brian Blakeman
Brian Blakeman, Attorney-In-Fact for BlackBrush TexStar GP LLC